                                                                     EXHIBIT 4.2

               AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

                           DATED AS OF AUGUST 1, 2000




                                      AMONG



                             OXFORD AUTOMOTIVE, INC.
                                       AND
                EACH OTHER GRANTOR FROM TIME TO TIME PARTY HERETO
                                   AS GRANTORS



                                       AND



                               CITICORP USA, INC.
                               AS COLLATERAL AGENT




                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                          NEW YORK, NEW YORK 10153-0119

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                                                                  EXECUTION COPY

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                                TABLE OF CONTENTS

ARTICLE I.                 Defined Terms................................................................3

         Section 1.1       Definitions..................................................................3

         Section 1.2       Certain Other Terms..........................................................8

ARTICLE II.                Grant of Security Interest...................................................9

         Section 2.1       Collateral...................................................................9

         Section 2.2       Grant of Security Interest in Collateral....................................10

         Section 2.3       Cash Collateral Accounts....................................................10

ARTICLE III.               Representations and Warranties..............................................11

         Section 3.1       Title; No Other Liens.......................................................11

         Section 3.2       Perfection and Priority.....................................................11

         Section 3.3       State of Incorporation; Chief Executive Office..............................11

         Section 3.4       Inventory and Equipment.....................................................12

         Section 3.5       Pledged Collateral..........................................................12

         Section 3.6       Accounts....................................................................12

         Section 3.7       No Other Names..............................................................13

         Section 3.8       Intellectual Property.......................................................13

         Section 3.9       Deposit Accounts; Control Accounts..........................................13

ARTICLE IV.                Covenants...................................................................13

         Section 4.1       Generally...................................................................13

         Section 4.2       Maintenance of Perfected Security Interest; Further Documentation...........14

         Section 4.3       Changes in Locations, Name, Etc.............................................14

         Section 4.4       Pledged Collateral..........................................................15

         Section 4.5       Control Accounts; Blocked Accounts..........................................16

         Section 4.6       Accounts....................................................................16

         Section 4.7       Delivery of Instruments and Chattel Paper...................................17

         Section 4.8       Intellectual Property.......................................................17

         Section 4.9       Vehicles....................................................................19

         Section 4.10      Payment of Obligations......................................................19

ARTICLE V.                 Remedial Provisions.........................................................19

         Section 5.1       Code and Other Remedies.....................................................19
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
         Section 5.2       Accounts and Payments in Respect of General Intangibles.....................20

         Section 5.3       Pledged Collateral..........................................................21

         Section 5.4       Proceeds to be Turned Over to Collateral Agent..............................22

         Section 5.5       Registration Rights.........................................................22

         Section 5.6       Waiver; Deficiency..........................................................23

ARTICLE VI.                The Collateral Agent........................................................23

         Section 6.1       Collateral Agent's Appointment as Attorney-in-Fact..........................23

         Section 6.2       Duty of Collateral Agent....................................................25

         Section 6.3       Execution of Financing Statements...........................................25

         Section 6.4       Authority of Collateral Agent...............................................25

ARTICLE VII.               Miscellaneous...............................................................25

         Section 7.1       Amendments in Writing.......................................................25

         Section 7.2       Notices.....................................................................25

         Section 7.3       No Waiver by Course of Conduct; Cumulative Remedies.........................26

         Section 7.4       Successors and Assigns......................................................26

         Section 7.5       Counterparts................................................................26

         Section 7.6       Severability................................................................26

         Section 7.7       Section Headings............................................................26

         Section 7.8       Entire Agreement............................................................26

         Section 7.9       Governing Law...............................................................26

         Section 7.10      Additional Grantors.........................................................26

         Section 7.11      Release of Collateral.......................................................27

         Section 7.12      Reinstatement...............................................................27

                              ANNEXES AND SCHEDULES


            Annex 1          Blocked Account Letter
            Annex 2          Control Account Letter
            Annex 3          Pledge Amendment
            Annex 4          Joiner Agreement
            Annex 5          Short Form Copyright Security Agreement
            Annex 6          Short Form Patent Security Agreement
            Annex 7          Short Form Trademark Security Agreement

            Schedule 1       State of Incorporation; Principal Executive Office
            Schedule 2       Pledged Collateral
            Schedule 3       Filings
            Schedule 4       Location of Inventory and Equipment
            Schedule 5       Intellectual Property
            Schedule 6       Bank Accounts; Control Accounts

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               AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

                  AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of August 1, 2000, by OXFORD AUTOMOTIVE, INC., a Michigan corporation (the "Company"), LOBDELL EMERY CORPORATION, a Michigan corporation, LEWIS EMERY CAPITAL CORPORATION, a Michigan corporation, LASERWELD INTERNATIONAL, L.L.C., a Michigan limited liability company, PARALLEL GROUP INTERNATIONAL, INC., an Indiana corporation, CONCEPT MANAGEMENT CORPORATION, a Michigan corporation, CREATIVE FABRICATION CORPORATION, a Tennessee corporation, WINCHESTER FABRICATION CORPORATION, a Michigan Corporation, OASP, INC., a Michigan corporation, OASP II, Inc., a Michigan corporation, RPI HOLDINGS, INC., a Michigan corporation, RPI, INC., a Michigan corporation, PRUDENVILLE MANUFACTURING INC., a Michigan corporation, OXFORD SUSPENSION, INC., a Michigan corporation, HOWELL INDUSTRIES, INC., a Michigan corporation, CE TECHNOLOGIES, INC., a Michigan corporation, TOOL AND ENGINEERING COMPANY, a Michigan corporation, and each of the other entities listed on the signature pages hereof or which becomes a party hereto pursuant to Section 7.10 (each a "Grantor" and, collectively, the "Grantors"), in favor of CITICORP USA, INC. ("Citicorp"), as agent for the Secured Parties (as defined below) (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Borrowers (as defined below) and the lenders party thereto are parties to a Second Amended and Restated Credit Agreement dated as of May 14, 1999 (as amended, the "Existing Credit Agreement") among the Borrowers, the lenders party thereto, the issuers party thereto and Bank One, Michigan, formerly known as NBD Bank, as Agent (the "Existing Agent");

                  WHEREAS, certain of the Grantors (the "Existing Grantors"), have each entered into a Amended and Restated Pledge Agreement and Irrevocable Proxy, each dated as of May 14, 1999, as amended (the "Existing Pledge Agreements"), in favor of the Existing Agent for the benefit of the Existing Agent and the lenders party to the Existing Credit Agreement, in connection with the Existing Credit Agreement;

                  WHEREAS, the Existing Grantors (other than the Company), have each entered into an Amended and Restated Guarantor Security Agreement, each dated as of May 14, 1999, and the Company has entered into an Amended and Restated Company Security Agreement, dated May 14, 1999 (collectively, the "Existing Security Agreements"), each in favor of the Existing Agent for the benefit of the Existing Agent and the lenders party to the Existing Credit Agreement, in connection with the Existing Credit Agreement;

                  WHEREAS, (a) the Borrowers, the Existing Agent, the lenders party to the Existing Credit Agreement, Citicorp and Citibank Canada (together with Citicorp, the "Existing

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Lenders") have concurrently herewith entered into the Master Assignment and
Acceptance dated as of the date hereof (the "Master Assignment Agreement") pursuant to which the lenders party to the Existing Credit Agreement have assigned all their right, title and interest in, to and under the Existing Credit Agreement and such other documents and delegated all their respective obligations thereunder to the Existing Lenders and the Existing Lenders have accepted such assignment and assumed such obligations, and (b) the Existing Agent, Bank One, Canada, formerly known as First Chicago NBD Bank, Canada, as collateral agent for the Lender's party to the Existing Credit Agreement with respect to collateral in Canada (the "Existing Canadian Agent"), the Administrative Agent, the Collateral Agent, the Bank of Montreal as Funding Agent and the Borrowers have concurrently herewith entered in to the Assignment and Release Agreement dated the date hereof (the "Assignment and Release Agreement") pursuant to which the Existing Agent and the Existing Canadian Agent have each resigned as agent and has assigned all its rights, title and interest in, to and under the Existing Credit Agreement and the "Loan Documents" (as defined in the Existing Credit Agreement) and delegated all its obligations thereunder with respect thereto to the Administrative Agent or the Collateral Agent, as applicable, and the Administrative Agent or the Collateral Agent, as the case may be, has accepted such assignment and delegation;

                  WHEREAS, the Borrowers, the Existing Lenders and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement to provide for such amendments on the terms set forth in the Third Amended and Restated Credit Agreement dated as of July 31 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Company and each of its Subsidiaries set forth on the signature pages thereto (together with the Company, collectively, the "Borrowers"), the Lenders and Issuers party thereto, Citicorp, as administrative agent for the Lenders and Issuers (the "Administrative Agent") and as collateral agent for the Secured Parties (the "Collateral Agent"), Comerica Bank, as syndication agent for the Lenders and Issuers and Credit Suisse First Boston, as documentation agent for the Lenders and Issuers, pursuant to which the Lenders and Issuers have severally agreed to continue certain extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Existing Grantors, the Existing Lenders and the Collateral Agent have agreed to amend and restate the Existing Pledge Agreements and the Existing Security Agreements to provide for such amendments on the terms set forth in this Agreement, which Agreement shall become effective upon the Effective Date;

                  WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Pledge Agreements or the Existing Security Agreements or evidence payment of all or any of such obligations and liabilities, that this Agreement amend and restate in its entirety the Existing Pledge Agreements and the Existing Security Agreements, and that from and after the Effective Date the Existing Pledge Agreements and the Existing Security Agreements be of no further force or effect except as to evidence the granting of the Liens thereunder, the incurrence of the obligations of the parties thereto thereunder and the representations and warranties made thereunder;

                  WHEREAS, the Grantors are party to certain Loan Documents (as defined in the Credit Agreement) pursuant to which they have guaranteed the Obligations;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders and the Issuers to make and continue their respective extensions of credit to the Borrowers under the

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Credit Agreement that the Grantors shall have executed and delivered this
Agreement to the Collateral Agent;

                  WHEREAS, pursuant to the Mexican Facility Documents, the Mexican Lenders agreed to make certain extensions of credit to the Mexican Subsidiaries upon the terms and subject to the conditions set forth therein;

                  WHEREAS, it is a condition precedent to the obligation of the Mexican Lenders to continue their respective extensions of credit to the Mexican Subsidiaries under the Mexican Facility Documents that the Company enter into the Mexican Facility Guaranty pursuant to which it has guaranteed, inter alia, the Mexican Facility Tranche A Loans and further that the Grantors shall have executed and delivered this Agreement to the Collateral Agent in order to provide security for the Mexican Facility Tranche A Guaranty Obligations (as defined below); and

                  WHEREAS, pursuant to the Amended and Restated Mexican Intercreditor Agreement, the Secured Parties have agreed to share certain payments on the terms and conditions set forth therein and further, that the Collateral Agent shall act as Collateral Agent for all of the Secured Parties;

                  NOW, THEREFORE, in consideration of the premises and (i) to induce the Lenders, the Issuers, the Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make and continue their respective extensions of credit to the Borrower thereunder and (ii) to induce the Mexican Lenders to continue their respective extensions of credit to the Mexican Subsidiaries under the Mexican Facility Documents, each Grantor hereby agrees with the Collateral Agent as follows:

                  ARTICLE I. DEFINED TERMS

                  SECTION 1.1 DEFINITIONS.

                  (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.

                  (b) Terms used herein that are defined in the UCC have the meanings given to them in the UCC, including the following which are capitalized herein:

                  "Account Debtor"
                  "Accounts"
                  "Chattel Paper"
                  "Commodity Account"
                  "Commodity Intermediary"
                  "Control"
                  "Documents"
                  "Entitlement Holder"
                  "Entitlement Order"
                  "Equipment"
                  "Financial Asset"
                  "General Intangibles"
                  "Instruments"

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                  "Inventory"
                  "Investment Property"
                  "Proceeds"
                  "Security"
                  "Securities Account"
                  "Securities Intermediary"
                  "Security Entitlement"

                  (c)    The following terms shall have the following meanings:

                  "Additional Pledged Collateral" means all shares of, limited and/or general partnership interests in, and limited liability company interests in, and all securities convertible into, and warrants, options and other rights to purchase or otherwise acquire, stock of, either (a) any Person that, after the date of this Agreement, as a result of any occurrence, becomes a direct Subsidiary of any Grantor or (b) any issuer of Pledged Stock, any Partnership or any LLC that are acquired by any Grantor after the date hereof; all certificates or other instruments representing any of the foregoing; all Security Entitlements of any Grantor in respect of any of the foregoing; all additional indebtedness from time to time owed to any Grantor by any obligor on the Pledged Notes and the instruments evidencing such indebtedness; and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing. Additional Pledged Collateral may be General Intangibles or Investment Property.

                  "Agreement" means this Pledge and Security Agreement.

                  "Approved Securities Intermediary" means a Securities Intermediary or Commodity Intermediary selected or approved by the Collateral Agent and with respect to which a Grantor has delivered to the Collateral Agent an executed Control Account Letter.

                  "Blockage Notice" has the meaning specified in each Blocked Account Letter.

                  "Blocked Account" means a deposit account maintained by any Grantor with a Blocked Account Bank which account is the subject of an effective Blocked Account Letter, and includes all monies on deposit therein and all certificates and instruments, if any, representing or evidencing such Blocked Account.

                  "Blocked Account Bank" means a financial institution selected or approved by the Collateral Agent and with respect to which a Grantor has delivered to the Collateral Agent an executed Blocked Account Letter.

                  "Blocked Account Letter" means a letter agreement, substantially in the form of Annex 1 (with such changes as may be agreed to by the Collateral Agent), executed by the Grantor and the Collateral Agent and acknowledged and agreed to by the relevant Blocked Account Bank.

                  "Cash Collateral Account" means any deposit account or Securities Account established by the Collateral Agent as provided in Section
2.3 in which cash and Cash Equivalents may from time to time be on deposit or held therein as provided in Section 5.2 or 5.4 or the Credit Agreement.

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                  "Collateral" has the meaning specified in Section 2.1.

                  "Control Account" means a Securities Account or Commodity Account maintained by any Grantor with an Approved Securities Intermediary which account is the subject of an effective Control Account Letter, and includes all Financial Assets held therein and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

                  "Control Account Letter" means a letter agreement, substantially in the form of Annex 2 (with such changes as may be agreed to by the Collateral Agent), executed by the Grantor and the Collateral Agent and acknowledged and agreed to by the relevant Approved Securities Intermediary.

                  "Copyrights" means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof and (b) the right to obtain all renewals thereof.

                  "Copyright Licenses" means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of rights to copy, publicly perform, create derivative works, manufacture, distribute, exploit and sell materials derived from any Copyright.

                  "Domestic Secured Obligations" (a) in the case of the Company, the Secured Obligations of the Company other than those Secured Obligations of the Company arising in respect of its guaranty of the Obligations of the Canadian Borrowers and (b) in the case of each other Loan Party that is a Domestic Subsidiary, the Secured Obligations of such Loan Party other than those Secured Obligations of each such Loan Party in respect of its guaranty of the Obligations of the Canadian Borrowers.

                  "Excluded Property" means Special Property; provided, however, that "Excluded Property" shall not include:

                  (a) the right to receive any payment of money (including, without limitation, general intangibles for money due or to become due); and

                  (b) any proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions or replacements of any Special Property (unless such proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions or replacements itself would constitute Special Property).

                  "Intellectual Property" means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

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                  "Intercompany Note" means any promissory note evidencing loans made by any Grantor to any of its Subsidiaries or another Grantor.

                  "LLC" means each limited liability company in which a Grantor has an interest, including those set forth on Schedule 2.

                  "LCC Agreement" means each operating agreement with respect to an LLC, as each agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified from time to time.

                  "Material Intellectual Property" means Intellectual Property owned by or licensed to a Grantor which is material to its business.

                  "Mexican Facility Tranche A Guaranty Obligations" means all amounts, obligations, covenants and duties owing by the Company to any Mexican Lender of every type and description, present or future, arising under the Mexican Facility Tranche A Guaranty, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and includes all fees, interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to the Company under the Mexican Facility Tranche A Guaranty.

                  "Partnership" means each partnership in which a Grantor has an interest, including those set forth on Schedule 2.

                  "Partnership Agreement" means each partnership agreement governing a Partnership, as each such agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified.

                  "Patents" means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

                  "Patent License" means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

                  "Pledged Collateral" means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Partnership Interests, the Pledged LLC Interests, any other Investment Property of any Grantor, all certificates or other instruments representing any of the foregoing, all Security Entitlements of any Grantor in respect of any of the foregoing, all dividends, interest distributions, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing excluding any interest of any Guarantor in any Unrestricted Joint Venture. Pledged Collateral may be General Intangibles or Investment Property.

                  "Pledged LLC Interests" means all of any Grantor's right, title and interest as a member of any LLCs and all of such Grantor's right, title and interest in, to and under any LLC Agreement to which it is a party.

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                  "Pledged Notes" means all right, title and interest of any
Grantor, in the Instruments (including Intercompany Notes) evidencing all Indebtedness owed to such Grantor, including all Indebtedness described on
Schedule 2, issued by the obligors named therein, and all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

                  "Pledged Partnership Interests" shall mean all of any Grantor's right, title and interest as a limited and/or general partner in all Partnerships and all of such Grantor's right, title and interest in, to and under any Partnership Agreements to which it is a party.

                  "Pledged Stock" means the shares of capital stock owned by each Grantor, including all shares of capital stock listed on Schedule 2, but excluding the capital stock of each Unrestricted Subsidiary.

                  "Related Contract" means each security agreement, lease and other contract securing or otherwise relating to any Account.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Secured Obligations" means (a) in the case of the Company, the Obligations of the Company and the Mexican Facility Tranche A Guaranty Obligations and (b) in the case of any Grantor that is a Domestic Subsidiary, the obligations of such Grantor under the Guaranty and the other Loan Documents to which it is a party and its obligations in respect of the Mexican Facility Tranche A Guaranty Obligations.

                  "Secured Parties" means (a) the Lenders, the Issuers, the Administrative Agent, the Collateral Agent and any other holder of any of the Obligations and (b) if and to the extent set forth in the Mexican Intercreditor Agreement, any holder of the Mexican Facility Tranche A Guaranty Obligations.

                  "Special Property" means:

                  (a) any permit, lease or license held by any Grantor (in each case permitted by the Credit Agreement) that validly prohibits the creation by the Grantors of a security interest therein;

                  (b) any permit, lease or license held by any Grantor (in each case permitted by the Credit Agreement) to the extent that any valid and enforceable law or regulation applicable thereto prohibits the creation of a security interest therein;

                  (c) Equipment owned by any Grantor on the date hereof that is subject to a purchase money Lien or a Capital Lease Obligation (in each case permitted by the Credit Agreement) if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease Obligation) validly prohibits the creation of any other Lien on such Equipment; and

                  (d) any assets, rights, revenues or property, real, personal or mixed, tangible or intangible, now owned by a Grantor which is subject to a negative pledge limitation as set forth in the Lobdell Preferred Stock Documents as in effect as of the date hereof;

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
in each case only to the extent, and for so long as, such permit, lease, license, contract or other agreement, law or regulation validly prohibits the creation of a Lien in such property in favor of the Collateral Agent (and upon the termination of such prohibition (howsoever occurring)) such permit, lease, license or equipment shall cease to be "Special Property".

                  "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

                  "Trademark License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's and the Secured Parties' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions; provided, further, that if the UCC is amended after the date hereof, such amendment will not be given effect for the purposes of this Agreement if and to the extent the result of such amendment would be to limit or eliminate any item of Collateral.

                  "Unrestricted Joint Venture" means Metalurgica Carabobo S.A.

                  "Vehicles" means all vehicles covered by a certificate of title law of any state.

                  SECTION 1.2      CERTAIN OTHER TERMS.

                  (a) The words "herein," "hereof," "hereto" and "hereunder" and similar words refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

                  (b) References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (d) Where the context requires, provisions relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

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
                  (e) Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any and all times such reference becomes operative.

                  (f) The term "including" means "including without limitation" except when used in the computation of time periods.

                  (g) The terms "Lender," "Issuer," "Collateral Agent" and "Secured Party" include their respective successors.

                  (h) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

                  ARTICLE II. GRANT OF SECURITY INTEREST

                  SECTION 2.1 COLLATERAL. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the "Collateral":

                  (a) all Accounts;

                  (b) all Inventory;

                  (c) all Equipment;

                  (d) all General Intangibles, including all Intellectual Property and that portion of the Pledged Collateral constituting General Intangibles;

                  (e) all Investment Property, including all Control Accounts and that portion of the Pledged Collateral constituting Investment Property;

                  (f) all Documents, Instruments and Chattel Paper;

                  (g) all Cash Collateral Accounts, Blocked Accounts and other deposit accounts;

                  (h) all Vehicles;

                  (i) all books and records pertaining to the other property described in this Section 2.1;

                  (j) all other goods and personal property of such Grantor whether tangible or intangible wherever located, including money, letters of credit and all rights of payment or performance under letters of credit;

                  (k) all property of any Grantor held by Collateral Agent or any Secured Party, including all property of every description, in the possession or custody of or in transit to Collateral Agent or such Secured Party for any purpose, including safekeeping, collection or

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

pledge, for the account of such Grantor, or as to which such Grantor may have any right or power; and

                  (l) to the extent not otherwise included, all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the foregoing.

                  Notwithstanding anything to the contrary contained in clauses
(a) through (l) above, the security interest created by this Agreement shall not extend to, and the term "Collateral" shall not include, any Excluded Property and (i) the Grantors shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Special Property (and stating in such notice that such Special Property constitutes "Excluded Property") and shall provide to the Collateral Agent such other information regarding the Special Property as the Collateral Agent may reasonably request and (ii) from and after the Effective Date, the Grantors shall not permit to become effective in any document creating, governing or providing for any permit, lease or license, that would prohibit the creation of a Lien on such permit, lease, license or equipment in favor of the Collateral Agent unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type).

                  SECTION 2.2 GRANT OF SECURITY INTEREST IN COLLATERAL. Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby collaterally assigns, conveys, mortgages, pledges, hypothecates and transfers to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, that (i) only 65% of the Voting Stock of each Foreign Subsidiary (other than Canadian Subsidiaries) owned by the Company or by any other Grantor that is a Domestic Subsidiary shall be deemed to be pledged hereunder as collateral security for the Domestic Secured Obligations of the Company or such other Grantor, (ii) from and after the Canadian Subsidiary Release Date, only 65% of the Voting Stock of each Canadian Subsidiary owned by the Company or by any other Grantor that is a Domestic Subsidiary shall be deemed to be pledged hereunder as collateral security for the Domestic Secured Obligations of the Company or such other Grantor, and (iii) if and when the prohibition which prevents the granting by such Grantor to the Collateral Agent of a security interest in any Excluded Property is removed or otherwise terminated, the Collateral Agent will be deemed to have, and at all times from and after the date hereof to have had, a security interest in such Excluded Property, as the case may be, and that, notwithstanding anything set forth herein to the contrary, the Collateral Agent will be deemed to have, and at all times from and after the date hereof to have had, a security interest in the proceeds of such Excluded Property.

                  SECTION 2.3 CASH COLLATERAL ACCOUNTS. The Collateral Agent has established a deposit account at Citibank, N.A., designated as "Citicorp USA, Inc. - Oxford Automotive, Inc. Concentration Account", which account is under its sole dominion and control. The Collateral Agent may establish one or more other deposit accounts and one or more Securities Accounts with such depositaries and Securities Intermediaries as it in its sole discretion shall determine. Each such account shall be in the name of the Collateral Agent (but may also have words referring to the Grantors and the account's purpose), and shall be under its sole dominion and control. The Collateral Agent shall be the entitlement holder with respect to each such Securities Account and the only Person authorized to give entitlement orders with respect thereto. Without limiting the foregoing, funds on deposit in any Cash Collateral Account may be invested in Cash Equivalents at the direction of the Collateral Agent and, except during the continuance of an Event of Default, the Collateral Agent agrees with the Grantor to issue entitlement orders for such investments in Cash Equivalents as requested by the Company; provided, however, that the Collateral Agent shall not have any responsibility for, or bear any risk of loss of, any such investment or income thereon. Neither the Company nor any other Loan Party or Person claiming on behalf of or through the Company or any other Loan Party shall have any right to demand payment of any of the funds held in any Cash Collateral Account at any time prior to the termination of all outstanding Letters of Credit and the payment in full of all then outstanding and payable monetary Obligations. The Collateral Agent shall apply all funds on deposit in a Cash Collateral Account as provided in the Credit Agreement and except during the continuance of an Event of Default agrees to cause any funds remaining on deposit therein after all Obligations then due and payable have been satisfied and all Letter of Credit Obligations and Bankers' Acceptance Obligations have been cash collateralized at 105% to be paid at the written direction of the Company.

                  ARTICLE III. REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders, the Issuers and the Administrative Agent to enter into the Credit Agreement and to induce the Mexican Lenders to continue their respective extensions of credit to the Mexican Subsidiaries under the Mexican Facility Documents, each Grantor hereby represents and warrants to the Collateral Agent, the Lenders, the Issuers and the other Secured Parties that:

                  SECTION 3.1 TITLE; NO OTHER LIENS. Except for the Lien granted to the Collateral Agent pursuant to this Agreement and the other Liens permitted to exist on the Collateral under the Credit Agreement, (a) such Grantor is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or certificated securities and is the entitlement holder of all such Pledged Collateral constituting Investment Property held in a Securities Account and owns each other item of Collateral in which a Lien is granted by it hereunder and (b) all such Collateral is owned free and clear of any and all Liens.

                  SECTION 3.2 PERFECTION AND PRIORITY. The security interest granted pursuant to this Agreement will constitute a valid and continuing perfected security interest in favor of the Collateral Agent in the Collateral for which perfection is governed by the UCC or filing with the United States Copyright Office upon (i) the completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Collateral Agent in completed and duly executed form), (ii) the delivery to the Collateral Agent of all Collateral consisting of Instruments and certificated securities, in each case properly endorsed for transfer to the Collateral Agent or in blank, (iii) all appropriate filings having been made with the United States Copyright Office. Such security interest will be prior to all other Liens on the Collateral except for Customary Permitted Liens which have priority over the Collateral Agent's Lien by operation of law or otherwise as permitted under the Credit Agreement.

                  SECTION 3.3 STATE OF INCORPORATION; CHIEF EXECUTIVE OFFICE. On the date hereof such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business is specified on
Schedule 1.

          SECTION 3.4 INVENTORY AND EQUIPMENT. On the date hereof, such Grantor's Inventory and Equipment (other than mobile goods and Inventory or Equipment in transit) are kept at the locations listed on Schedule 4.

          SECTION 3.5 PLEDGED COLLATERAL.

          (a) The Pledged Stock and, if any, Pledged Partnership Interests and Pledged LLC Interests pledged hereunder by such Grantor constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 2.

          (b) All of the Pledged Stock, and, if any, Pledged Partnership Interests and Pledged LLC Interests have been duly and validly issued and are fully paid and nonassessable.

          (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

          (d) All Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests held by such Grantor as of the date hereof are listed on Schedule 2.

          (e) All Pledged Collateral and, if applicable, any Additional Pledged Collateral consisting of certificated securities or Instruments has been delivered to the Collateral Agent in accordance with Section 4.4(a).

          (f) All Pledged Collateral held by a Securities Intermediary in a Securities Account is in a Control Account.

          (g) Other than the Pledged Partnership Interests and the Pledged LLC Interests that constitute General Intangibles, there is no Pledged Collateral other than that represented by certificated securities or Instruments in the possession of the Collateral Agent or that consisting of Financial Assets held in a Control Account.

          (h) No Person other than the Collateral Agent has Control over any Investment Property of such Grantor.

          (i) The LLC Agreement governing any Pledged LLC Interests and the Partnership Agreement governing any Pledged Partnership Interests provide that, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest therein, and that a transferee or assignee of a membership interest or partnership interest, as the case may be, of such LLC or Partnership, as the case may be, shall become a member or partner, as the case may be, of such LLC or Partnership, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of such Grantor, such Grantor ceases to be a member or partner, as the case may be.

          SECTION 3.6 ACCOUNTS. No amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.4.

          SECTION 3.7 NO OTHER NAMES. Except as set forth on Schedule 1, such Grantor has no trade names, fictitious names or other names except its legal name, and does not operate in any jurisdiction under, and has not had or operated in any jurisdiction within the five-year period preceding the date hereof under, any trade name, fictitious name or other name other than its legal name.

          SECTION 3.8 INTELLECTUAL PROPERTY.

          (a) Schedule 5 lists all Material Intellectual Property of such Grantor on the date hereof, separately identifying that owned by such Grantor and that licensed to such Grantor. The Material Intellectual Property set forth on Schedule 5 for such Grantor constitutes all of the intellectual property rights necessary to conduct its business.

          (b) On the date hereof, all Material Intellectual Property owned by such Grantor which is registered is valid, subsisting, unexpired and enforceable, has not been adjudged invalid and has not been abandoned and the use thereof in the business of such Grantor does not infringe the intellectual property rights of any other Person.

          (c) Except as set forth in Schedule 5, on the date hereof, none of the Material Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

          (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Material Intellectual Property.

          (e) No action or proceeding seeking to limit, cancel or question the validity of any Material Intellectual Property owned by such Grantor or such Grantor's ownership interest therein is on the date hereof pending or, to the knowledge of such Grantor, threatened. There are no claims, judgments or settlements to be paid by such Grantor relating to the Material Intellectual Property.

          SECTION 3.9 DEPOSIT ACCOUNTS; CONTROL ACCOUNTS. The only deposit accounts or Securities Accounts maintained by any Grantor on the date hereof are those listed on Schedule 6, which sets forth such information separately for each Grantor.

          ARTICLE IV. COVENANTS

          As long as any of the Obligations or the Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, each Grantor agrees with the Collateral Agent that:

          SECTION 4.1 GENERALLY. Such Grantor shall (a) except for the security interest created by this Agreement, not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Liens permitted under Section
6.3 of the Credit Agreement; (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Loan Document, any of the Mexican Facility Documents, any Requirement of Law or any policy of insurance covering the Collateral; (c) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Credit Agreement and the Mexican Facility Documents; (d) not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Collateral if such restriction would have a Material Adverse Effect; and (e) promptly notify the Collateral Agent of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any of the Collateral regardless of whether or not it has a Material Adverse Effect.

          SECTION 4.2 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION.

          (a) Such Grantor will maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons.

          (b) Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

          (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Blocked Account Letters and Control Account Letters.

          SECTION 4.3 CHANGES IN LOCATIONS, NAME, ETC.

          (a) Except upon 15 days' prior written notice to the Collateral Agent and delivery to the Collateral Agent of (i) all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (ii) if applicable, a written supplement to Schedule 4 showing any additional location at which Inventory or Equipment shall be kept, such Grantor will not:

          (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 4;

          (ii) change its place of incorporation or the location of its chief executive office or sole place of business from that referred to in Section 3.3; or

          (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

          (b) Such Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. If requested by the Collateral Agent, the security interest of the Collateral Agent shall be noted on the certificate of title of each Vehicle.

          SECTION 4.4 PLEDGED COLLATERAL.

          (a) Such Grantor will grant to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in any Additional Pledge Collateral pursuant to the provisions set forth in Section 2.2 and will (i) deliver to the Collateral Agent, all certificates or Instruments representing or evidencing any Additional Pledged Collateral, whether now arising or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent, together with a Pledge Amendment, duly executed by the Grantor, in substantially the form of Annex 3 (a "Pledge Amendment") or in such other form acceptable to the Collateral Agent, in respect of such Additional Pledged Collateral and authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and (ii) maintain all other Pledged Collateral constituting Investment Property in a Control Account. The Collateral Agent shall have the right, at any time in its discretion and after an Event of Default without prior notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral. The Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

          (b) Except as provided in Article V, such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends) with respect to the Pledged Collateral. Any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any property distributed upon or with respect to any of the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed pursuant to the immediately preceding sentence in respect of any of the Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations.

          (c) Except as provided in Article V, such Grantor will be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement, any other Loan Document or any of the Mexican Facility Documents or, without prior notice to the Collateral Agent, to enable or take any other action to permit any issuer of Pledged Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Collateral.

          (d) Such Grantor shall not grant Control over any Investment Property to any Person other than the Collateral Agent.

          (e) In the case of each Grantor which is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. In the case of each Grantor which is a partner in a Partnership, such Grantor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Grantor which is a member of an LLC, such Grantor hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of the LLC in question.

          (f) Such Grantor will not agree to any provision in, or amendment of, an LLC Agreement or Partnership Agreement that adversely affects the perfection of the security interest of the Collateral Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Grantor hereunder, including electing to treat the membership interest or partnership interest of such Grantor as a security under Section 8-103 of the UCC.

          SECTION 4.5 CONTROL ACCOUNTS; BLOCKED ACCOUNTS.

          (a) Such Grantor will (i) deposit in a Blocked Account all cash and all Proceeds received by such Grantor, (ii) not establish or maintain any Securities Account that is not a Control Account and (iii) not establish or maintain any account with any financial or other institution in which Proceeds are deposited other than with a Blocked Account Bank, a Lender or an Affiliate of a Lender; provided, however, that any Grantor may (i) maintain payroll, withholding tax and other fiduciary accounts and (ii) maintain other accounts so long as the aggregate balance in all such accounts does not exceed $0.00.

          (b) Such Grantor shall instruct each Account Debtor or other Person obligated to make a payment to such Grantor to make payment, or to continue to make payment, as the case may be, to a Blocked Account and will deposit in a Blocked Account all Proceeds received by such Grantor from any other Person immediately upon receipt.

          (c) In the event (i) such Grantor or any Approved Securities Intermediary or Blocked Account Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of a Control Account or Blocked Account for any reason, (ii) the Collateral Agent shall demand such termination as a result of the failure of an Approved Securities Intermediary or Blocked Account Bank to comply with the terms of the applicable Control Account Letter or Blocked Account Letter, or (iii) the Collateral Agent determines in its sole discretion that the financial condition of an Approved Securities Intermediary or Blocked Account Bank, as the case may be, has materially deteriorated, such Grantor agrees to notify all of its obligors that were making payments to such terminated Control Account or Blocked Account, as the case may be, to make all future payments to another Control Account or Blocked Account, as the case may be.

          SECTION 4.6 ACCOUNTS.

          (a) Such Grantor will not, other than in the ordinary course of business consistent with its past practice, (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account, or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.

          (b) The Collateral Agent shall have the right to make test verifications of the Accounts in any commercially reasonable manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection therewith. At any time and from time to time, upon the Collateral Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts; provided, however, that unless a Default or Event of Default shall be continuing, the Collateral Agent shall request no more than four such reports during any calendar year.

          SECTION 4.7 DELIVERY OF INSTRUMENTS AND CHATTEL PAPER. If any amount in excess of $100,000 payable under or in connection with any of the Collateral owned by such Grantor shall be or become evidenced by an Instrument or Chattel Paper, such Grantor shall immediately deliver such Instrument or Chattel Paper to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, or, if consented to by the Collateral Agent, shall mark all such Instruments and Chattel Paper with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Citicorp USA, Inc., as Collateral Agent".

          SECTION 4.8 INTELLECTUAL PROPERTY.

          (a) Such Grantor (either itself or through licensees) will (i) continue to use each Trademark that is Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

          (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent which is Material Intellectual Property may become forfeited, abandoned or dedicated to the public.

          (c) Such Grantor (either itself or through licensees) (i) will not (and will not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of the Copyrights which is Material Intellectual Property may become invalidated or otherwise impaired and (ii) will not (either itself or through licensees) do any act whereby any portion of the Copyrights which is Material Intellectual Property may fall into the public domain.

          (d) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any trade secret which is Material Intellectual Property may become publicly available or otherwise unprotectable.

          (e) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Material Intellectual Property to infringe the intellectual property rights of any other Person.

          (f) Such Grantor will notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, right to use, interest in, or the validity of, any Material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

          (g) Whenever such Grantor, either by itself or through any agent, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

          (h) Such Grantor will take all reasonable actions necessary or requested by the Collateral Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark or Patent that is Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.

          (i) In the event that any Material Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Grantor shall notify the Collateral Agent promptly after such Grantor learns thereof. Such Grantor shall take appropriate action in response to such infringement, misappropriation of dilution, including promptly bringing suit for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation of dilution, and shall take such other actions may be appropriate in its reasonable judgment under the circumstances to protect such Material Intellectual Property.

          (j) Unless otherwise agreed to by the Collateral Agent, such Grantor will execute and deliver to the Collateral Agent for filing in (i) the United States Copyright Office a short-form copyright security agreement in the form attached hereto as Annex 5, (ii) in the United States Patent and Trademark Office a short-form patent security agreement in the form attached hereto as Annex 6 and (iii) the United States Patent and Trademark Office a short-form trademark security agreement in form attached hereto as Annex 7.

          SECTION 4.9 VEHICLES. Upon the request of the Collateral Agent, within 30 days after the date of such request and, with respect to any Vehicles acquired by such Grantor subsequent to the date of any such request, within 30 days after the date of acquisition thereof, such Grantor shall file all applications for certificates of title/ownership indicating the Collateral Agent's first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, in each office in each jurisdiction which the Collateral Agent shall deem advisable to perfect its security interests in the Vehicles.

          SECTION 4.10 PAYMENT OF OBLIGATIONS. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor.

          ARTICLE V. REMEDIAL PROVISIONS

          SECTION 5.1 CODE AND OTHER REMEDIES. During the continuance of an Event of Default, the Collateral Agent may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and any other Secured Party hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Mexican Intercreditor Agreement shall prescribe, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including
Section 9-504(1)(c) of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          SECTION 5.2 ACCOUNTS AND PAYMENTS IN RESPECT OF GENERAL INTANGIBLES.

          (a) If required by the Collateral Agent at any time during the continuance of an Event of Default, any payments of Accounts or payments in respect of General Intangibles, when collected by any Grantor, shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Cash Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent as provided in Section 5.4. Until so turned over, such payments shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts and payments in respect of General Intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

          (b) At the Collateral Agent's request, during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts or payments in respect of General Intangibles, including all original orders, invoices and shipping receipts.

          (c) The Collateral Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles or any thereof.

          (d) The Collateral Agent in its own name or in the name of others may at any time during the continuance of an Event of Default communicate with Account Debtors to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Accounts or amounts due under any General Intangibles.

          (e) Upon the request of the Collateral Agent at any time during the continuance of an Event of Default, each Grantor shall notify Account Debtors that the Accounts or payments in respect of General Intangibles have been collaterally assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent. In addition, the Collateral Agent may at any time during the continuance of an Event of Default so notify Account Debtors.

          (f) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and payments in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of this

Agreement or the receipt by Collateral Agent nor any other Secured Party of any payment relating thereto, nor shall Collateral Agent nor any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          SECTION 5.3 PLEDGED COLLATERAL.

          (a) During the continuance of an Event of Default, upon notice by the Collateral Agent to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Collateral and make application thereof to the Secured Obligations in the order set forth in the Mexican Intercreditor Agreement, and (ii) the Collateral Agent or its nominee may exercise (A) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Securities, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (b) In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall terminate upon the earlier of the payment in full of the Secured Obligations or the cure of the Event of Default.

          (c) Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to the Collateral Agent.

          SECTION 5.4 PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT. All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Cash Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Cash Collateral Account (or by such Grantor in trust for the Collateral Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Mexican Intercreditor Agreement. During the continuance of an Event of Default, the Collateral Agent shall have the right to send a Blockage Notice to each Blocked Account Bank.

          SECTION 5.5 REGISTRATION RIGHTS.

          (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Collateral pursuant to Section 5.1, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Collateral, or any portion thereof to be registered under the provisions of the Securities Act, the relevant Grantor will cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Collateral, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

          (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 5.5 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.5 will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

          SECTION 5.6 WAIVER; DEFICIENCY. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the UCC other than (a) with respect to such Grantor's entitlement to receive from the Collateral Agent surplus in excess of the Secured Obligations under Section 9-502(2) and 9-504(1)and (b) under Section 9-112 (c) and (d). Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay such Grantor's Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.

          ARTICLE VI. THE COLLATERAL AGENT

          SECTION 6.1 COLLATERAL AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

          (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;

          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iv) execute, in connection with any sale provided for in Section 5.1 or 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine, including without limitation the execution and filing of any documents necessary to effectuate and/or record such assignment; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default, which has not been waived, shall be continuing.

          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          SECTION 6.2 DUTY OF COLLATERAL AGENT. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interest in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          SECTION 6.3 EXECUTION OF FINANCING STATEMENTS. Each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

          SECTION 6.4 AUTHORITY OF COLLATERAL AGENT. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and, as between the Mexican Facility Tranche A Lenders, be governed by the Intercreditor Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Collateral Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

          ARTICLE VII. MISCELLANEOUS

          SECTION 7.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement.

          SECTION 7.2 NOTICES. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section

9.8 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed in case of the Borrower at the Borrower's notice address set forth in such Section 9.8.

          SECTION 7.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          SECTION 7.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and each other Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

          SECTION 7.5 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

          SECTION 7.6 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 7.7 SECTION HEADINGS. The Article and Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.

          SECTION 7.8 ENTIRE AGREEMENT. This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

          SECTION 7.9 GOVERNING LAW. This agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the state of New York.

          SECTION 7.10 ADDITIONAL GRANTORS. If, pursuant to Section 5.7(b) of the Credit Agreement, the Borrower shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Collateral Agent a

Joinder Agreement in the form of Annex 4 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Effective Date.

          SECTION 7.11 RELEASE OF COLLATERAL.

          (a) As provided in the Mexican Intercreditor Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral of such Grantor held by the Collateral Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (b) If any of the Collateral shall be sold or disposed of by any Grantor in a transaction permitted by the Credit Agreement, the Collateral so sold or disposed of shall be released from the Lien created hereby to the extent provided in the Mexican Intercreditor Agreement and, in connection therewith, the Collateral Agent, at the request and sole expense of the Borrowers, shall execute and deliver to the Borrowers all releases or other documents reasonably necessary or desirable for the release of the Lien created hereby on such Collateral. At the request and sole expense of the Borrowers, a Grantor shall be released from its obligations hereunder in the event that all the capital stock of such Grantor shall be so sold or disposed; provided, however, that the Borrowers shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrowers stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

          SECTION 7.12 REINSTATEMENT. Each Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations or any payment made by any Mexican Subsidiary or other Person and applied to the Mexican Facility Tranche A Guaranty Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party or such Mexican Subsidiary, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

          IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

                                            OXFORD AUTOMOTIVE, INC.
                                            LOBDELL EMERY CORPORATION
                                            LEWIS EMERY CAPITAL CORPORATION
                                            LASERWELD INTERNATIONAL, L.L.C.
                                            PARALLEL GROUP INTERNATIONAL, INC.
                                            CONCEPT MANAGEMENT CORPORATION
                                            CREATIVE FABRICATION CORPORATION
                                            WINCHESTER FABRICATION CORPORATION
                                            OASP, INC.
                                            OASP II, INC.
                                            RPI HOLDINGS, INC.
                                            RPI, INC.
                                            PRUDENVILLE MANUFACTURING INC.
                                            OXFORD SUSPENSION, INC.
                                            HOWELL INDUSTRIES, INC.
                                            CE TECHNOLOGIES, INC.
                                            TOOL AND ENGINEERING COMPANY


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


ACCEPTED AND AGREED:

CITICORP USA, INC.,
  as Collateral Agent


By:
   -----------------------------------------
   Name:
   Title:

                                   ANNEX 1 TO
                          PLEDGE AND SECURITY AGREEMENT

                                                                          [Date]

[Blocked Account Bank]
[Address]

Ladies and Gentlemen:

          Reference is made to account no. [         ] maintained with you (the
"Bank") by [ ] (the "Company") into which funds are deposited from time to time (the "Account"). The Company has entered into (a) a Pledged and Security Agreement, dated as of July 31, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Pledge and Security Agreement"), among the Company, certain affiliates of the Company, and Citicorp USA, Inc., as agent for the Secured Parties referred to therein (in such capacity the "Collateral Agent").

          Pursuant to the Pledge and Security Agreement and related documents, the Company has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in certain property of the Company, including, among other things, accounts, inventory, equipment, instruments, general intangibles and all proceeds thereof (the "Collateral"). Payments with respect to the Collateral are or hereafter may be made to the Account.

          The Company hereby transfers to the Collateral Agent exclusive ownership and control of, and all of its right, title and interest in and to, the Account and all funds and other property on deposit therein. By your execution of this letter agreement, you acknowledge that the Collateral Agent now has exclusive ownership and control of the Account, that all funds in the Account shall be transferred to the Collateral Agent as provided herein, that the Account is being maintained by you for the benefit of the Collateral Agent and that all amounts and other property therein are held by you as custodian for the Collateral Agent.

          Except as provided in paragraph (d) below, the Account shall not be subject to deduction, set-off, banker's lien, counterclaim, defense, recoupment or any other right in favor of any person or entity other than the Collateral Agent. By your execution of this letter agreement you also acknowledge that, as of the date hereof, you have received no notice of any other pledge or assignment of the Account and you agree with the Collateral Agent as follows:

          (a) Notwithstanding anything to the contrary or any other agreement relating to the Account, the Account is and will be maintained for the benefit of the Collateral Agent, will be entitled "Citicorp USA, Inc. Oxford Automotive, Inc. Account" and will be subject to written instructions only from an authorized officer of the Collateral Agent.

          (b) Prior to the delivery to you of a written notice from the Collateral Agent in the form of Exhibit A hereto (a "Blockage Notice"), you are authorized to transfer to the Company, in same day funds, on each Business Day, the entire balance in the Account to the following account:

                    ABA Number:
                               ------------------------
                    [name and address of Company's bank]



                                      A1-1

               Account Name:
                            --------------------------------
                                  Concentration Account
               Account Number:
                              ------------------------------
               Reference:
                         -----------------------------------
               Attn:
                    ----------------------------------------

               or to such other account as the Company may from time to time designate in writing.

          (c) From and after the delivery to you of a Blockage Notice, you will transfer (by wire transfer or other method of transfer mutually acceptable to you and the Collateral Agent) to the Agent, in same day funds, on each Business Day, the entire balance in the Account to the following account (the "Collateral Agent Concentration Account"):

               ABA Number:
                          ----------------------------------
               Citibank, N.A.
               399 Park Avenue
               6th Floor - Zone 4
               New York, New York 10043

               Account Name:
                            --------------------------------
                                  Concentration Account
               Account Number:
                              ------------------------------
               Reference:
                         -----------------------------------
               Attn:
                    ----------------------------------------

               or to such other account as the Collateral Agent may from time to time designate in writing.

          (d) All customary service charges and fees with respect to the Account shall be debited to the Account. In the event insufficient funds remain in the Account to cover such customary service charges and fees, the Company shall pay and indemnify you for the amounts of such customary service charges and fees.

          This letter agreement shall be binding upon and shall inure to the benefit of you, the Company, the Collateral Agent, the Secured Parties referred to in the Credit Agreement and the respective successors, transferees and assigns of any of the foregoing. This letter agreement may not be modified except upon the mutual consent of the Collateral Agent, the Company and you. You may terminate the letter agreement only upon 30 days' prior written notice to the Company and the Collateral Agent. The Collateral Agent may terminate this letter agreement upon 10 days' prior written notice to you and the Company. Upon such termination you shall close the Account and transfer all funds in the Account to the Collateral Agent Concentration Account or as otherwise directed by the Collateral Agent. After any such termination, you shall nonetheless remain obligated promptly to transfer to the Collateral Agent Concentration Account or as the Collateral Agent may otherwise direct all funds and other property received in respect of the Account.

          This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed

                                      A1-2
to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement.

          This letter agreement supersedes all prior agreements, oral or written, with respect to the subject matter hereof and may not be amended, modified or supplemented except by a writing signed by the Collateral Agent, the Company and you.

          This letter agreement shall be governed by, and construed in accordance with, the law of the state of New York.

          Upon acceptance of this letter agreement it will be the valid and binding obligation of the Company, the Collateral Agent, and you, in accordance with its terms.

                              Very truly yours,

                              [                             ].


                              By:
                                 ---------------------------
                                   Name:
                                   Title:

                              CITICORP USA, INC, as Collateral Agent



                              By:
                                 ---------------------------
                                   Name:
                                   Title:

Acknowledged and agreed to as of
the date first above written:

[                               ]


By:
   ------------------------------
      Name:
      Title:




                                      A1-3

                                    EXHIBIT A
                                       TO

                             BLOCKED ACCOUNT LETTER


                    FORM OF COLLATERAL AGENT BLOCKAGE NOTICE


[Blocked Account Bank]
[Address]


              Re: Account No.                     (the "Account")
                              -------------------

Ladies and Gentlemen:

          Reference is made to the Account and that certain Blocked Account
Letter dated          ,      among you, Citicorp USA, Inc., as Collateral Agent
(the "Collateral Agent"), and [               ] (the "Blocked Account Letter").
Capitalized terms used herein shall have the meanings given to them in the Blocked Account Letter.

          The Collateral Agent hereby notifies you that, from and after the date of this notice, you are hereby directed to transfer (by wire transfer or other method of transfer mutually acceptable to you and the Collateral Agent) to the Agent, in same day funds, on each Business Day, the entire balance in the Account to the Collateral Agent Concentration Account specified in paragraph (h) of the Blocked Account Letter or to such other account as the Collateral Agent may from time to time designate in writing.

                                        Very truly yours,

                                        CITICORP USA, INC, as Collateral Agent



                                        By:
                                           ---------------------------------
                                             Name:
                                             Title:



                                      A1-4

                                   ANNEX 2 TO
                          PLEDGE AND SECURITY AGREEMENT


[Name and Address
of Approved Securities
Intermediary]


                                                                          [Date]



Ladies and Gentlemen:

          The undersigned                        (the "Pledgor") together with
certain of its affiliates are party to a Pledge and Security Agreement dated August 1, 2000 in favor of Citicorp USA, Inc., as agent for the Secured Parties referred to therein (the "Pledgee" and such agreement the "Pledge and Security Agreement") pursuant to which a security interest is granted by the Pledgor in
all present and future Assets (hereinafter defined) in Account No.           of
the Pledgor (the "Pledge").

          In connection therewith, the Pledgor hereby instructs you (the "Approved Securities Intermediary") to:

     1.   maintain the Account, as "           - Citicorp USA Control Account";

     2. hold in the Account the assets, including all financial assets, securities, security entitlements and all other property and rights now or hereafter received in such Account (collectively the "Assets"), including without limitation those assets listed in Exhibit A attached hereto and made a part hereof;

     3. provide to the Pledgee, with a duplicate copy to the Pledgor, a monthly statement of Assets and a confirmation statement of each transaction effected in the Account after such transaction is effected; and

     4. honor only the instructions or entitlement orders in regard to or in connection with the Account given by an Authorized Officer of the Pledgee, except that until such time as the Pledgee gives a written notice to the Approved Securities Intermediary that the Pledgor's rights under this sentence have been terminated (on which notice the Approved Securities Intermediary may rely exclusively), the Pledgor acting through an Authorized Officer may (a) exercise any voting rights that it may have with respect to any of the Assets, (b) give instructions to enter into purchase or sale transactions in the Account and (c) withdraw and receive for its own use all regularly scheduled interest [and dividends] paid with respect to the Assets ("Permitted Withdrawals"); provided, however, that unless the Pledgee has consented to the specific transaction, the Pledgor shall not instruct the Approved Securities Intermediary to deliver and, except as may be required by law or by court order, the Approved Securities Intermediary shall not deliver, cash and/or securities, or proceeds from the sale of, or distributions on, such securities out of the Account to the Pledgor or to any other person or entity other than Permitted Withdrawals.



                                      A2-1

          By its signature below, the Approved Securities Intermediary agrees to comply with the entitlement orders and instructions of an Authorized Officer of the Pledgee (including without limitation any instructions with respect to sales, trades, transfers and withdrawals of cash or other of the Assets) without the consent of the Pledgor or any other person (it being understood and agreed by the Pledgor that the Approved Securities Intermediary shall have no duty or obligation whatsoever of any kind or character to have knowledge of the terms of the Pledge and Security Agreement or to determine whether or not an event of default exists thereunder). The Pledgor hereby agrees to indemnify and hold harmless the Approved Securities Intermediary, its affiliates, officers and employees from and against any and all claims, causes of action, liabilities, lawsuits, demands and/or damages, including any and all court costs and reasonable attorney's fees, that may result by reason of the Approved Securities Intermediary complying with such instructions of the Pledgee. In the event that the Approved Securities Intermediary is sued or becomes involved in litigation as a result of complying with the above stated written instructions, the Pledgor and the Pledgee agree that the Approved Securities Intermediary shall be entitled to charge all costs and fees it incurs in connection with such litigation to the Assets in the Account and withdraw such sums as the costs and charges accrue.

          The Authorized Officer of the Pledgee who shall give oral instructions hereunder shall confirm the same in writing to the Approved Securities Intermediary within five days after such oral instructions are given.

          For the purpose of this Agreement, the term "Authorized Officer of
Pledgor" shall refer in the singular to                  or
(each of whom is, on the date hereof, an officer or director of the Pledgor) and "Authorized Officer of Pledgee" shall refer in the singular to any Person who is a vice president or managing director of the Pledgee. In the event that the Pledgor shall find it advisable to designate a replacement of any of its Authorized Officers, written notice of any such replacement shall be given to the Approved Securities Intermediary and the Pledgee.

          Except with respect to the obligations and duties as set forth herein, this Agreement shall not impose or create any obligations or duties upon the Approved Securities Intermediary greater than or in addition to the customary and usual obligations and duties of the Approved Securities Intermediary to the Pledgor.

          As long as the Assets are pledged to the Pledgee: (i) the Approved Securities Intermediary will not invade the Assets to cover margin debits or calls in any other accounts of the Pledgor and (ii) the Approved Securities Intermediary agrees that, except for liens resulting from customary commissions, fees, or charges based upon transactions in the Account, it subordinates in favor of the Pledgee any security interest, lien or right of setoff the Approved Securities Intermediary may have. The Approved Securities Intermediary acknowledges that it has not received notice of any other security interest in the Account or the Assets. In the event any such notice is received, the Approved Securities Intermediary will promptly notify the Pledgee. The Pledgor herein represents that the Assets are free and clear of any lien or encumbrances and agrees that, with the exception of the security interest granted to the Pledgee, no lien or encumbrance will be placed by it on the Assets without the express written consent of both the Pledgee and the Approved Securities Intermediary.

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and it and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, and the law



                                      A2-2
of the Approved Securities Intermediary's jurisdiction for the purposes of
Section 8-110 of the UCC shall be, the law of the State of New York.

          The Approved Securities Intermediary will treat all property at any time held by the Approved Securities Intermediary in the Account as financial assets within the meaning of the Uniform Commercial Code. The Approved Securities Intermediary acknowledges that this Agreement constitutes written notification to the Approved Securities Intermediary, pursuant to the Uniform Commercial Code and any applicable federal regulations for the Federal Reserve Book Entry System, of the Pledgee's security interest in the Assets. The Pledgor, Pledgee and Approved Securities Intermediary are entering into this Agreement to provide for the Pledgee's control of the Assets and to confirm the first and exclusive priority of the Pledgee's security interest in the Assets. The Approved Securities Intermediary agrees to promptly make and thereafter maintain all necessary entries or notations in its books and records to reflect the Pledgee's security interest in the Assets.

          If any term or provision of this Agreement is determined to be invalid or unenforceable, the remainder of this Agreement shall be construed in all respects as if the invalid or unenforceable term or provision were omitted. This Agreement may not be altered or amended in any manner without the express written consent of the Pledgor, the Pledgee and the Approved Securities Intermediary. This Agreement may be executed in any number of counterparts, all of which shall constitute one original agreement.

          This Agreement may be terminated by the Approved Securities Intermediary upon 30 day's prior written notice to the Pledgor and the Pledgee. Upon expiration of such 30-day period, the Approved Securities Intermediary shall be under no further obligation except to hold the Assets in accordance with the terms of this Agreement, pending receipt of written instructions from the Pledgor and the Pledgee, jointly, regarding the further disposition of the pledged Assets.

          The Pledgor acknowledges that this Agreement supplements any existing agreements of the Pledgor with the Approved Securities Intermediary and, except as expressly provided herein, is in no way intended to abridge any rights that the Approved Securities Intermediary might otherwise have.


                                      A2-3

          IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be executed by their duly authorized officers all as of the date first above written.


                                   [PLEDGOR]

                                   By:
                                      ------------------------------
                                        Name:
                                        Title:

                                   CITICORP USA, INC., as Collateral Agent

                                   By:
                                      ------------------------------
                                        Name:
                                        Title:




ACCEPTED AND AGREED:

[Approved Financial Intermediary]

By:
   ----------------------------------
     Name:
     Title:



                                      A2-4

                                    EXHIBIT A



                       PLEDGED COLLATERAL ACCOUNT NUMBER:



                                     ASSETS








                                      A2-5

                                   ANNEX 3 TO
                          PLEDGE AND SECURITY AGREEMENT

                                PLEDGE AMENDMENT

          This PLEDGE AMENDMENT, dated as of               ,      , is delivered
pursuant to Section 4.4(e) of the Pledge and Security Agreement dated August 1, 2000 by Oxford Automotive, Inc. (the "Company"), the undersigned Grantor and certain other Subsidiaries of the Company from time to time party thereto as Grantors in favor of Citicorp USA, Inc., as agent for the Secured Parties referred to therein (the "Pledge and Security Agreement") and the undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement and that the Pledged Collateral listed on this Pledge Amendment shall be and become part of the Collateral referred to in the Pledge and Security Agreement and shall secure all Secured Obligations of the undersigned. Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Pledge and Security Agreement.

                                   [GRANTOR]


                                   By:
                                      -------------------------------------
                                      Title:


                                                           Number of
                                                           Shares, Units or
Issuer      Class       Certificate No(s).   Par Value     Interests
------      -----       ------------------   ---------     ----------------



                                      A3-1

           Description of                                         Principal
Issuer     Debt             Certificate Nos.    Final Maturity      Amount
------     --------------   ----------------    --------------    ---------





ACKNOWLEDGED AND AGREED
as of the date of this Pledge Amendment
first above written.


CITICORP USA, INC., as Collateral Agent


By:
   ---------------------------------
     Name:
     Title:




                                      A3-2

                                   ANNEX 4 TO
                          PLEDGE AND SECURITY AGREEMENT

                                JOINDER AGREEMENT



          This JOINDER AGREEMENT, dated as of              ,     , is delivered
pursuant to Section 7.10 of the Pledge and Security Agreement dated as of August 1, 2000, by Oxford Automotive Inc. (the "Company") and the Subsidiaries of the Company listed on the signature pages thereof in favor of the Citicorp USA, Inc., as agent for the Secured Parties referred to therein (the "Pledge and Security Agreement"). Capitalized terms used herein but not defined herein are used with the meanings given them in the Pledge and Security Agreement.

          By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 7.10 of the Pledge and Security Agreement, hereby becomes a party to the Pledge and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, hereby grants to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby collaterally assigns, conveys, mortgages, pledges, hypothecates and transfers to the Collateral Agent and grants to the Collateral Agent a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Grantor thereunder.

          The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 5 to the Pledge and Security Agreement.

          The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Pledge and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

          IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.


                                   [ADDITIONAL GRANTOR]


                                   By:
                                      ---------------------------------------
                                        Name:
                                        Title:

ACKNOWLEDGED AND AGREED
as of the date of this Joinder Agreement first above written.

CITICORP USA, INC., as Collateral Agent


By:
   -----------------------------------
    Name:
    Title:




                                      A4-1

                                   ANNEX 5 TO
                          PLEDGE AND SECURITY AGREEMENT

                                     FORM OF
                          COPYRIGHT SECURITY AGREEMENT



          COPYRIGHT SECURITY AGREEMENT, dated as of                 ,      , by
                  (the "Borrower") and each of the other entities listed on the signature pages hereof [or which becomes a party hereto pursuant to Section 7.10 of the Security Agreement referred to below] (each a "Grantor" and, collectively, the "Grantors"), in favor of Citicorp USA, Inc. ("Citicorp"), as agent for the Secured Parties (as defined in the Security Agreement referred to below) (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:

          WHEREAS, pursuant to the Credit Agreement, dated as of July 31, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Lenders and Issuers party thereto and Citicorp, as agent for the Lenders and Issuers, the Lenders and the Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

          WHEREAS, the Grantors other than the Borrower are party to the Guaranty pursuant to which they have guaranteed the Obligations; and

          WHEREAS, all the Grantors are party to a Pledge and Security Agreement of even date herewith in favor of the Collateral Agent (the "Security Agreement") pursuant to which the Grantors are required to execute and deliver this Copyright Security Agreement;

          NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Issuers and the Collateral Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent as follows:

          SECTION 1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement or in the Security Agreement and used herein have the meaning given to them in the Credit Agreement or the Security Agreement.

          SECTION 2. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby collaterally assigns, conveys, mortgages, pledges, hypothecates and transfers to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the "Copyright Collateral"):

          (a) all of its Copyrights and Copyright Licenses to which it is a party, including those referred to on Schedule I hereto;

          (b) all reissues, continuations or extensions of the foregoing; and



                                      A5-1

          (c) all Proceeds of the foregoing, including any claim by Grantor against third parties for past, present, future infringement or dilution of any Copyright or Copyright licensed under any Copyright License.

          SECTION 3. SECURITY AGREEMENT. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to Collateral Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]











                                      A5-2

          IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.


                                   Very truly yours,

                                   [GRANTORS]




                                   By:
                                      ---------------------------------------
                                        Name:
                                        Title:



Accepted and Agreed:

CITICORP USA, INC.,
  as Collateral Agent



By:
   --------------------------------
     Name:
     Title:





                                      A5-3

                           Acknowledgement of Grantor



STATE OF                )
        ----------------
                         )   ss.
COUNTY OF               )
         ---------------


          On this     day of          ,         before me personally appeared
                    , proved to me on the basis of satisfactory evidence to be
the person who executed the foregoing instrument on behalf of                ,
who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.


                          ----------------------------
                                  Notary Public





                                      A5-4

                                   SCHEDULE I
                                       to
                          COPYRIGHT SECURITY AGREEMENT
                             COPYRIGHT REGISTRATIONS



A.   REGISTERED COPYRIGHTS
     Copyright Reg. No. Date

B.   COPYRIGHT APPLICATIONS

C.   COPYRIGHT LICENSES

     Name of Agreement, Parties, Date of Agreement




                                      A5-5

          PATENT SECURITY AGREEMENT, dated as of             ,      , by Oxford
Automotive, Inc. (the "Company") and each of the other entities listed on the signature pages hereof or which becomes a party hereto pursuant to Section 7.10 of the Security Agreement referred to below (each a "Grantor" and, collectively, the "Grantors"), in favor of Citicorp USA, Inc. ("Citicorp"), as agent for the Secured Parties (as defined in the Security Agreement referred to below) (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:

          WHEREAS, pursuant to the Credit Agreement, dated as of July 31, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Lenders and Issuers party thereto and Citicorp, as agent for the Lenders and Issuers, the Lenders and the Issuers have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein; and

          WHEREAS, the Grantors are party to the Guaranty pursuant to which they have guaranteed the Obligations; and

          WHEREAS, all the Grantors are party to a Pledge and Security Agreement of even date herewith in favor of the Collateral Agent (the "Security Agreement") pursuant to which the Grantors are required to execute and deliver this Patent Security Agreement;

          NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Issuers and the Collateral Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent as follows:

          SECTION 1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement or in the Security Agreement and used herein have the meaning given to them in the Credit Agreement or the Security Agreement.

          SECTION 2. GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby collaterally assigns, conveys, mortgages, pledges, hypothecates and transfers to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the "Patent Collateral"):

          (a) all of its Patents and Patent Licenses to which it is a party, including those referred to on Schedule I hereto;

          (b) all reissues, continuations or extensions of the foregoing; and

          (c) all Proceeds of the foregoing, including any claim by Grantor against third parties for past, present or future infringement or dilution of any Patent or any Patent licensed under any Patent License.



                                      A6-1

          SECTION 3. SECURITY AGREEMENT. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to Collateral Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]




                                      A6-2

          IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.


                              OXFORD AUTOMOTIVE, INC.
                              LOBDELL EMERY CORPORATION
                              LEWIS EMERY CAPITAL CORPORATION
                              LASERWELD INTERNATIONAL, L.L.C.
                              PARALLEL GROUP INTERNATIONAL, INC.
                              CONCEPT MANAGEMENT CORPORATION
                              CREATIVE FABRICATION CORPORATION
                              WINCHESTER FABRICATION CORPORATION
                              OASP, INC.
                              OASP II, INC.
                              RPI HOLDINGS, INC.
                              RPI, INC.
                              PRUDENVILLE MANUFACTURING INC.
                              OXFORD SUSPENSION, INC.
                              HOWELL INDUSTRIES, INC.
                              CE TECHNOLOGIES, INC.
                              TOOL AND ENGINEERING COMPANY


                              By:
                                 ------------------------------------
                                  Name:
                                  Title:


Accepted and Agreed:

CITICORP USA, INC.,
  as Collateral Agent



By:
   -------------------------------
     Name:
     Title:




                                      A6-3

     ACKNOWLEDGEMENT OF GRANTOR



STATE OF                )
        ----------------
                         )    ss.

COUNTY OF               )
         ---------------

          On this      day of            ,        before me personally appeared
                     , proved to me on the basis of satisfactory evidence to be
the person who executed the foregoing instrument on behalf of                 ,
who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.



                                             ---------------------------------
                                             Notary Public



                                      A6-4

                                   SCHEDULE I
                                       to
                            PATENT SECURITY AGREEMENT
                              PATENT REGISTRATIONS



A.     REGISTERED PATENTS
       Patent Reg. No. Date

B.     PATENT APPLICATIONS

C.     PATENT LICENSES

       Name of Agreement, Parties, Date of Agreement




                                      A6-5

                                   ANNEX 7 TO
                          PLEDGE AND SECURITY AGREEMENT

                                     FORM OF
                          TRADEMARK SECURITY AGREEMENT



                  TRADEMARK SECURITY AGREEMENT, dated as of        ,   ,  by
Oxford Automotive, Inc. (the "Company") and each of the other entities listed on the signature pages hereof or which becomes a party hereto pursuant to Section
7.10 of the Security Agreement referred to below (each a "Grantor" and, collectively, the "Grantors"), in favor of Citicorp USA, Inc. ("Citicorp"), as agent for the Secured Parties (as defined in the Security Agreement referred to below) (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, dated as of July 31, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Lenders and Issuers party thereto and Citicorp, as agent for the Lenders and Issuers, the Lenders and the Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

                  WHEREAS, the Grantors are party to the Guaranty pursuant to which they have guaranteed the Obligations; and

                  WHEREAS, all the Grantors are party to a Pledge and Security Agreement of even date herewith in favor of the Collateral Agent (the "Security Agreement") pursuant to which the Grantors are required to execute and deliver this Trademark Security Agreement;

                  NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Issuers and the Collateral Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent as follows:

                  SECTION 1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement or in the Security Agreement and used herein have the meaning given to them in the Credit Agreement or the Security Agreement.

                  SECTION 2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby collaterally assigns, conveys, mortgages, pledges, hypothecates and transfers to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the "Trademark Collateral"):

                  (a) all of its Trademarks and Trademark Licenses to which it is a party, including those referred to on Schedule I hereto;

                  (b) all reissues, continuations or extensions of the foregoing;



                                      A7-1

                  (c) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License; and

                  (d) all Proceeds of the foregoing, including any claim by Grantor against third parties for past, present, future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or
(ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.

                  SECTION 3. SECURITY AGREEMENT. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to Collateral Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]



                                      A7-2

                  IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.


                                            Very truly yours,

                                            OXFORD AUTOMOTIVE, INC.
                                            LOBDELL EMERY CORPORATION
                                            LEWIS EMERY CAPITAL CORPORATION
                                            LASERWELD INTERNATIONAL, L.L.C.
                                            PARALLEL GROUP INTERNATIONAL, INC.
                                            CONCEPT MANAGEMENT CORPORATION
                                            CREATIVE FABRICATION CORPORATION
                                            WINCHESTER FABRICATION CORPORATION
                                            OASP, INC.
                                            OASP II, INC.
                                            RPI HOLDINGS, INC.
                                            RPI, INC.
                                            PRUDENVILLE MANUFACTURING INC.
                                            OXFORD SUSPENSION, INC.
                                            HOWELL INDUSTRIES, INC.
                                            CE TECHNOLOGIES, INC.
                                            TOOL AND ENGINEERING COMPANY


                                            By:
                                               =================================
                                                Name:
                                                Title:





Accepted and Agreed:

CITICORP USA, INC.,
 as Collateral Agent



By:
    ---------------------------------------------
     Name:
     Title:



                                      A7-3

                           ACKNOWLEDGEMENT OF GRANTOR


STATE OF _______________)
                         )    ss.
COUNTY OF ___________ __)


                 On this     day of         ,      before me personally appeared
                      , proved to me on the basis of satisfactory evidence to be
the person who executed the foregoing instrument on behalf of                 ,
who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.


                                                     --------------------------
                                                     Notary Public

                                   SCHEDULE I
                                       to
                          TRADEMARK SECURITY AGREEMENT
                             TRADEMARK REGISTRATIONS



A.     REGISTERED TRADEMARKS

       MarkReg. No. Date

B.     TRADEMARK APPLICATIONS

C.     TRADEMARK LICENSES

       Name of Agreement, Parties, Date of Agreement